GATC HEALTH CORP

CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

This Convertible Debenture Purchase Agreement (the "Agreement”) is made as of the date set forth on the signature page hereof, by and between GATC Health Corp., a Wyoming corporation (the "Company"), and the purchaser whose name appears on the signature page hereof (the “Purchaser”).

RECITALS

WHEREAS, the Company desires to issue and sell, and the Purchaser desires to purchase, a convertible debenture in substantially the form attached to this Agreement as Exhibit A (the "Debenture”), which may be convertible on the terms stated therein into equity securities of the Company;

NOW THEREFORE, the Company and the Purchaser agree as follows:

1)

PURCHASE AND SALE OF DEBENTURES.

a)

Sale and Issuance of Debenture. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, a Debenture in the principal amount of $(the “Purchase Price.”)

2)

Closing; Delivery.

i)

The purchase and sale of the Debenture (the "Closing") will take place from time to time remotely via the exchange of documents and signatures, on the date hereof, or at such other time or place, or manor as the Company and the Purchaser may mutually agree, orally or in writing.

ii)

At the Closing, the Company will deliver to the Purchaser the Debenture to be purchased by the Purchaser at such Closing against payment of the Purchase Price therefor by check payable to the Company or wire transfer to a bank account designated by the Company.

3)

STOCK PURCHASE AGREEMENT. Purchaser understands and agrees that the conversion of the Debenture into, and the sale and purchase of, equity securities of the Company may require such Purchaser to execute certain documents relating to the purchase and sale of such equity securities, and Purchaser agrees to execute and deliver such agreements as may be reasonably requested by the Company.

4)

REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Purchaser as of the Initial Closing that:

a)

Organization, Good Standing and Qualification. The Company is a Wyoming corporation, duly organized, validly existing and in good standing under the laws of the State of Wyoming and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets, liabilities, financial condition, property or results of operation of the Company.

b)

Authorization. All corporate action on the part of the Company, its directors and members, necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Debentures, and the performance of all obligations of the Company under this Agreement and the Debentures (other than the authorization and issuance of the equity securities issuable upon conversion of the Debenture and the securities issuable upon conversion of such equity securities), has been taken or will be taken prior to the Closing. The Agreement and the Debenture, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c)

No Conflicts. The execution and delivery of this Agreement and the Debenture and the performance by the Company of its obligations hereunder and thereunder will not

(i) result in any violation of any term of any material agreement or material obligation of the Company, (ii) be in conflict with or constitute a default under any of the foregoing and will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to the foregoing, (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company or its properties is bound or subject, or

(iv) require notice to or consent of any party to any material agreement or commitment to which the Company is a party that has not been provided, obtained, or waived prior to the Closing.

d)

Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Articles of Incorporation, (ii) of any judgment, order, writ or decree of any court or governmental entity, (iii) under any material agreement, instrument, contract, license, lease, note, indenture, mortgage or purchase order to which it is a party, or (iv) to its knowledge, of any provision of federal or state statute, rule or regulation materially applicable to the Company.

e)

Securities Law Exemptions. Based on the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Securities are and will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and any qualification requirements of applicable state securities laws.

5)

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company that:

a)

Purchase Entirely for Own Account. The Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser 's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has not been formed for the specific purpose of acquiring the Debentures or the underlying Common Stock of the Company.

b)

Knowledge. The Purchaser is aware of the Company' s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser has had sufficient opportunity to obtain answers to any and all questions regarding purchase of the Debenture and to review any and all material requested by Purchaser and provided by Company. Purchaser has obtained such answers and received such material in a form and manner satisfactory to Purchaser.

c)

Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Act”), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securitieslaws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

d)

No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities.

e)

Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchanged therefor, may bear one or all of the following legends in form the same or similar in all material respects to the following legends:

i)

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

ii)

Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the securities so legended.

f)

Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

g)

Foreign Investors. If the Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser's subscription and payment for, and such Purchaser's continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of such Purchaser's jurisdiction. Such Purchaser also represents that such Purchaser is not an "10- percent shareholder" as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.

6)

PIGGYBACK REGISTRATION RIGHTS. The Purchaser is hereby granted the “piggyback” registration rights set forth in Exhibit B, attached hereto and made a part of this Agreement.

7)

MISCELLANEOUS

a)

Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b)

Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Any dispute arising from or in regard to this Agreement will be subject exclusively to the jurisdiction of the state and federal courts in Orange County, California.

c)

Counterparts. This Agreement may be executed and delivered in counterparts and by any electronic signature complying with the U.S. federal ESIGN Act of 2000, each of which will be deemed an original and all of which together will constitute one and the same instrument.

d)

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e)

Notices. Any notice required or permitted by this Agreement will be in writing and will be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile or e-mail, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid.

f)

Finder's Fee. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a broker’s or finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchase or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a broker’s or finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

g)

Amendments and Waivers. Any term of this Agreement may only be amended by agreement in writing executed by the parties hereto.

h)

Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement , (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

i)

Entire Agreement. This Agreement, and the documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

j)

Reliance. Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Purchaser agrees that neither Company nor its respective controlling persons, officers, directors, partners, agents, or employees will be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

k)

Expenses. The Company and the Purchaser will each bear their respective expenses and legal fees incurred with respect to the transactions contemplated by this Agreement.

UNDERSTOOD AND AGREED BY THE PARTIES ON

, 202 .:

GATC HEALTH CORP

PURCHASER

By:

By:

Print Name:

Print Name:

Title:

Title:

Date:

Date: